Maine & Maritimes CEO to Present at Undervalued Equities Conference and Small Cap Financial Expo in New York City

PRESQUE ISLE, ME -- 09/12/2005 -- Maine & Maritimes (AMEX: MAM) confirmed today that J. Nick Bayne, President and CEO, will present at this year's Undervalued Equities 2005 Conference being held at the Doubletree Suites Times Square Hotel in New York City on September 13, 2005. Mr. Bayne is scheduled to speak at 11:50 a.m. Mr. Bayne will also be presenting at 11:30 a.m. on September 14, 2005, at the Small Cap Financial Expo being held at the Javits Center. The URL to the event is http://visualwebcaster.com/ValueRIchExpoNYC2005/. For additional information and investor materials, representatives of Maine & Maritimes will also be available at Booth #200 on September 14th and 15th during the Small Cap Expo.

"This is the most exciting time in our history. We strongly believe that our evolving value proposition centered on solutions to North America's energy, environmental, economic and facilities infrastructure challenges can and will create substantial shareholder value. We are excited about our participation at the Undervalued Equities Conference and the Small Cap Financial Expo," stated Bayne. "This is an exciting time for MAM and its subsidiaries. With the continued implementation of our growth strategy and the continued success of our 'sustainability' business model, we are very excited about where our company is going and we look forward to sharing our value proposition with participants at these events."

In addition, Mr. Bayne will be speaking to financial community audiences in several major cities in the coming weeks including Atlanta, Chicago, San Francisco, San Diego and Palm Springs. The presentation will be available for viewing on the Maine & Maritimes web site (www.maineandmaritimes.com) in the presentations section.

About Maine & Maritimes Corporation

Maine & Maritimes Corporation is an exempt utility holding company that manages its investments within the utility, energy, and building sciences fields within the United States and Canada. It owns and operates a regulated electric transmission and distribution utility (Maine Public Service Company), as well as building sciences and engineering companies (The Maricor Group and The Maricor Group, Canada Ltd) focused on sustainable engineering, facility lifecycle asset management, alternative and co-generation energy asset development, energy efficiency, emissions reductions, and mechanical, electrical and plumbing design engineering services. In addition, it owns and operates an information technology firm (Maricor Technologies, Inc.) focused on software solutions for the sustainable management of facilities and other infrastructure. Utilizing its engineering and technology expertise, it also owns and operates a real estate investment and development company (Maricor Properties Ltd) that focuses on redevelopment of urban centers using "smart growth" and sustainable concepts.

Maine & Maritimes Corporation's plan is to become North America's leader in sustainable facility and infrastructure sciences focused on the development and implementation of solutions for public and private sector clients based on our proprietary research, design and technologies that address the challenges of global warming, natural resources depletion and economic progress through engineering, scientific, and architectural innovations with a leading emphasis on energy solutions, energy efficiency, emissions reductions, natural resources conservation, lifecycle asset management, and infrastructure security. The overall strategy combines the "roll-up" of leading boutique building sciences and engineering firms with organic growth and innovations in the areas of sustainable asset management and energy solutions.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. These "forward-looking statements" are subject to risks and uncertainties, which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks and uncertainties are discussed and identified in Maine & Maritimes Corporation's public filings made with the Securities and Exchange Commission, and include (but are not limited to) a possible inability to raise adequate capital to execute proposed strategies, changes in overall strategy due to economic, regulatory, governmental and/or market conditions, the costs and difficulties related to integration of potentially acquired businesses, potential changes in customer and supplier relationships of potentially acquired firms, changes in governmental regulations, changes in management, and changes in financial markets.

For More Information Contact

Annette Arribas
Vice President, Investor Relations and Treasurer
(207) 760-2402
aarribas@maineandmaritimes.com